UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 24, 2001



                                 PRIMEDIA INC.
                                 -------------
              (Exact Name of registrant specified in its charter)

    Delaware                   1-11106                     13-3647573
    --------                   -------                     ----------
 (State or other        (Commission File Number)        (I.R.S. Employer
   Jurisdiction of                                     Identification No.)
   Incorporation)

                          745 Fifth Avenue, New York,
                                New York 10151
                   (Address of principal executive offices)
                   ----------------------------------------
                        Registrant's telephone number:
                                (212) 745-0100


                                Not Applicable
         (Former name or former address, if changed since last report)



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Item 2.           Acquisition or Disposition of Assets

                  On August 24, 2001, PRIMEDIA Inc. (the "Company") acquired all of the outstanding capital stock of EMAP Inc. from EMAP America Partners. The total consideration paid by the Company was $505,000,000 in cash and a warrant to acquire 2,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock").

                  The Company has partially financed the acquisition of EMAP, Inc. by (1) issuing $125 million of Series J convertible exchangeable preferred stock (the "Series J Preferred Stock") at a price per share equal to $125 to KKR 1996 Fund L.P. ("KKR 1996 Fund"), an affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), and (2) drawing upon its revolving credit facility in an amount of approximately $255 million. In addition, KKR 1996 Fund purchased from the Company $125 million of (a) Common Stock and (b) Series K convertible preferred stock (the "Series K Preferred Stock") at a price per share equal $4.70. The Series K Preferred Stock is non-voting but otherwise the economic equivalent of Common Stock. The shares of Series K Preferred Stock will be automatically converted into an equal number of shares of Common Stock upon receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), for KKR 1996 Fund to acquire additional Common Stock and 20 days after the Company sends out an information statement describing the financing pursuant to the Security and Exchange Commission's (the "Commission") proxy rules.

                  Dividends on the Series J Preferred Stock accrue at an annual rate of 12.5% and are payable quarterly in kind. The Series J Preferred Stock is perpetual and ranks pari passu with the Company's existing series of outstanding preferred stock. The Company has the option to redeem any or all of the shares of Series J Preferred Stock at any time for cash at 100% of the liquidation preference of each share being redeemed. The Series J Preferred Stock may be converted into shares of Common Stock at any time after the first anniversary of the issue date at a conversion price of $7 per share, subject to adjustments. On any dividend payment date, the Company has the option to exchange the Series J Preferred Stock into its subordinated debt. The Company's ability to redeem or exchange the Series J Preferred Stock into debt is subject to the approval of a majority of independent directors.

                  In connection with the equity financing by KKR 1996 Fund, the Company paid KKR 1996 Fund a commitment fee consisting of warrants to purchase 1.25 million shares of Common Stock and granted to KKR as a funding fee for the securities additional warrants to purchase 2.62 million shares of our common stock. The warrants will be exercisable at any time after the first anniversary of the grant date at an exercise price of $7 per share, subject to adjustments. The warrants constituting the commitment fee and the funding fee vest on the grant date. If the Series J Preferred Stock is outstanding for three, six, nine or 12 months from the date of issuance, KKR 1996 Fund will receive additional warrants that vest on the grant date to purchase 250,000, 1 million, 1.25 million and 1.5 million shares of Common Stock, respectively.

                  Investment partnerships affiliated with KKR currently own approximately 64% of the Company's Common Stock.

Item 7.                    Financial Statements and Exhibits



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(a)      Financial Statements of the Business Acquired

                  Financial statements required by this item shall be filed not later than 60 days after the date that this report is required to be filed.

(b)      Pro Forma Financial Information

                  Financial statements required by this item shall be filed not later than 60 days after the date that this report is required to be filed.

(c)      The following exhibits are filed with this report:

                           99.1     News Release






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                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PRIMEDIA INC.
                                          -------------
                                          (Registrant)

                                          By:      /s/ Beverly C. Chell
                                                   ---------------------------
                                          Name:    Beverly C. Chell
                                          Title:   Vice Chairman and Secretary


Date:  August 24, 2001





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                               INDEX TO EXHIBITS


Exhibit Number                Exhibit
--------------                -------
  Exhibit 99.1                News Release














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